Exhibit 99.1
SouthEast Telephone, Inc.
(Debtor-in-Possession)

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Southeast Telephone, Inc.

We have audited the accompanying balance sheets of Southeast Telephone, Inc. (Debtor-in-Possession) (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southeast Telephone, Inc., as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes B and C to the financial statements, the Company has filed a voluntary petition for reorganization under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Eastern District of Kentucky in an attempt to reorganize its business.  This matter raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plan with respect to this matter is also discussed in Notes B, C and P to the financial statements. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Subsequent to the issuance of its December 31, 2007 financial statements, the Company discovered errors in reporting certain transactions which affected its 2007 and prior financial statements. Such financial statements were audited by other auditors. As further described in note B to the financial statements, the Company has corrected these errors which resulted in an increase in accumulated deficit at December 31, 2007 of approximately $2,194,000.

/s/ Marcum LLP

New York, NY
October 7, 2010

SouthEast Telephone, Inc.
(Debtor-in-Possession)

Balance Sheets

	As of December 31,
	2009	2008

Assets

Current Assets
Cash	$541,634	$718,229
Accounts receivable (net of allowance of $615,153 and $633,072 as of December 31, 2009 and 2008)	4,423,471	4,763,579
Accounts receivable - related parties	39,517	17,588
Inventories	132,056	141,408
Prepaid expenses	1,269,524	121,623

Total Current Assets	6,406,202	5,762,427

Property and Equipment, Net	6,464,141	6,728,777

Other Assets
Prepaid deposits	1,133,344	67,634

Total Assets	$14,003,687	$12,558,838

Liabilities and Stockholders' Deficit

Current Liabilities
Current maturities of notes payable	$1,068,038	$1,077,241
Current maturities of notes payable - related party	6,703	17,500
Accounts payable and accrued liabilities	1,536,510	23,627,949
Accounts payable and accrued liabilities - related parties	144,998	129,937
Deferred revenue	1,801,957	2,139,168
Current portion of obligations under capital leases	455,006	547,649
Current portion of obligations under capital leases - related party	46,304	-
Accrued interest payable	12,066	20,595

Total Current Liabilities (Not Subject to Compromise)	5,071,582	27,560,039

Long-Term Liabilities
Notes payable, net of current portion	2,322,239	3,447,034
Notes payable, net of current portion - related party	-	6,703
Obligations under capital lease, net of current portion	1,339,881	1,781,598
Obligations under capital lease, net of current portion - related party	134,729	-

Total Long-Term Liabilities (Not Subject to Compromise)	3,796,849	5,235,335

Liabilities Subject to Compromise	24,517,893	-

Total Liabilities	33,386,324	32,795,374

Stockholders' Deficit
Common stock, no par value; 150,000 shares authorized; 73,235 issued and outstanding at December 31, 2009 and December 31, 2008	2,446,136	2,446,136
Paid-in capital	76,725	76,725
Accumulated deficit	(21,905,498)	(22,759,397)

Total Stockholders' Deficit	(19,382,637)	(20,236,536)

Total Liabilities and Stockholders' Deficit	$14,003,687	$12,558,838

See Notes to these Financial Statements

SouthEast Telephone, Inc.
(Debtor-in-Possession)

Statements of Operations

	For The
	Years Ended December 31,
	2009	2008

Revenues - net	$37,455,133	$37,046,757
Revenues - related parties	25,547	24,691

Total Revenues	37,480,680	37,071,448

Cost of Revenues	23,561,166	25,633,589

Gross Profit	13,919,514	11,437,859

Operating Expenses
Commission expense	910,722	1,299,538
Commission expense - related party	484,685	398,755
Depreciation and amortization	898,342	775,293
Bad debt expense	834,787	1,575,559
Selling, general and administrative expenses	9,190,741	11,114,762
Selling, general and administrative expenses - related parties	179,266	247,477

Total Operating Expenses	12,498,543	15,411,384

Income (Loss) From Operations	1,420,971	(3,973,525)

Other (Expense) Income
Other income	-	881,655
Interest income	661	772
Interest expense	(330,916)	(496,439)
Interest expense - related parties	(12,198)	(2,926)
(Loss) gain on disposal of assets	(150,909)	8,794

Total Other (Expense) Income	(493,362)	391,856

Net Income (Loss) Before Reorganization Items	927,609	(3,581,669)

Reorganization items - professional fees	73,710	-

Net Income (Loss)	$853,899	$(3,581,669)

See Notes to these Financial Statements

SouthEast Telephone, Inc.
(Debtor-in-Possession)

Statements of Changes in Stockholders' Deficit

	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2007 - Restated (Note B)	73,160	$2,446,061	$76,725	$(19,177,728)	$(16,654,942)

Exercise of stock options	75	75	-	-	75
Net loss	-	-	-	(3,581,669)	(3,581,669)

Balance - December 31, 2008	73,235	2,446,136	76,725	(22,759,397)	(20,236,536)

Net income	-	-	-	853,899	853,899

Balance - December 31, 2009	73,235	$2,446,136	$76,725	$(21,905,498)	$(19,382,637)

See Notes to these Financial Statements

SouthEast Telephone, Inc.
(Debtor-in-Possession)

Statements of Cash Flows

	For The
	Years Ended December 31,
	2009	2008
Cash Flows From Operating Activities
Net income (loss)	$853,899	$(3,581,669)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	898,342	775,293
Loss (gain) on disposal of assets	150,909	(8,794)
Bad debt expense	834,787	1,575,559
Reorganization items	73,710	-
Changes in operating assets and liabilities:
Accounts receivable	(494,679)	(1,468,959)
Accounts receivable - related parties	(21,929)	(1,238)
Inventories	9,352	157,568
Prepaid expenses	(1,147,901)	(25,637)
Accounts payable and accrued liabilities	2,419,946	3,834,078
Accounts payable and accrued liabilities - related parties	15,061	101,605
Accrued interest payable	(8,529)	2,084
Prepaid deposits	(951,595)	18,555
Deferred revenue	(337,211)	(19,449)

Net Cash Provided By Operating Activities
Before Reorganization Items	2,294,162	1,358,996

Net Cash Used For Reorganization Items	(187,825)	-

Net Cash Provided By Operating Activities	2,106,337	1,358,996

Cash Flows From Investing Activities
Purchases of property and equipment	(595,034)	(375,038)
Proceeds from sale of property and equipment	4,740	11,864

Net Cash Used In Investing Activities	(590,294)	(363,174)

Cash Flows From Financing Activities
Proceeds from notes payable	-	578,399
Repayments of notes payable	(1,127,490)	(594,271)
Repayments of notes payable - related party	(17,500)	(17,619)
Proceeds from exercise of stock options	-	75
Repayments of capital lease obligations	(534,361)	(481,435)
Repayments of capital lease obligations - related party	(13,287)	-

Net Cash Used In Financing Activities	(1,692,638)	(514,851)

Net (Decrease) Increase In Cash	(176,595)	480,971

Cash - Beginning of Year	718,229	237,258

Cash - End of Year	$541,634	$718,229

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$358,075	$489,214

Supplemental Disclosures of Non-Cash
Investing and Financing Activities:
Property and equipment financed with capital leases	$-	$568,770
Property and equipment financed with capital leases - related party	$194,321	$-
Property and equipment financed with notes payable	$-	$136,084

See Notes to these Financial Statements

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note A - Company Organization

SouthEast Telephone, Inc. (“Debtor-in-Possession”, the “Company” or “SouthEast”), a Kentucky corporation incorporated on January 10, 1997, is a provider of voice and data telecommunications products and services, including local and long distance phone service, DSL and paging, to primarily residential customers located in eastern and central Kentucky. SouthEast currently has approximately 140 employees and approximately 31,000 customer lines.  As of December 31, 2009, SouthEast is a debtor in possession and is operating its business under Section 1108 of the Bankruptcy Code.

The Company is a telecommunications reseller and competes, both directly at the wholesale level and through agents, at the retail level. The Company is subject to regulatory requirements imposed by the Federal Communications Commission (“FCC”), plus state and local governmental agencies. Regulations by the FCC as well as state agencies include limitations on types of services and service areas offered to the public.

Note B - Summary of Significant Accounting Policies

Basis of Presentation and Bankruptcy Filing

On September 28, 2009, the Company filed a voluntary petition for reorganization under Chapter 11 of the federal bankruptcy laws ("Bankruptcy Code" or "Chapter 11") in the United States Bankruptcy Court for the Eastern District of Kentucky. The Company has continued to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  See Notes C and P for details regarding the Bankruptcy filing and the Chapter 11 case.

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern, which contemplates the realization of assets and extinguishment of liabilities in the normal course of business. However, the petition raises substantial doubt about the Company’s ability to remain a going concern. The Company’s continuation as a going concern may be contingent upon, among other things, its ability (i) to obtain Debtor-in-Possession financing; (ii) to reduce administrative, operating and interest costs and liabilities through the bankruptcy process; (iii) to generate sufficient cash flow from operations; (iv) to obtain confirmation of a plan of reorganization under the Bankruptcy Code; and (v) to close transactions to facilitate an exit from bankruptcy. The Company is currently evaluating various courses of action to address the operational and liquidity issues it is facing. See Note P with respect to the sale of substantially all the assets and certain liabilities of the Company on October 1, 2010.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (“FASB ASC”) 852 "Financial Reporting During Reorganization Proceedings," which is applicable to companies in Chapter 11, generally does not change the manner in which financial statements are prepared.  However, it does require that the financial statements for periods subsequent to the filing of a Chapter 11 case distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations.  The balance sheet must distinguish pre-petition liabilities subject to compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities.  Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed as claims by the bankruptcy court, even if they may later be settled for lesser amounts.  In addition, cash provided by reorganization items, if any, must be disclosed separately in the statement of cash flows.  The Company adopted this guidance effective on September 28, 2009 and will segregate those items as outlined above for all reporting periods subsequent to such date.

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note B - Summary of Significant Accounting Policies - Continued

Prior Period Restatement

The Company is correcting various errors which impact the stockholders’ deficit which was previously reported at December 31, 2007. The Company failed to properly record deferred revenue and deferred cost of revenues. In addition, the Company did not properly accrue for salaries and other costs. Lastly, the Company failed to properly amortize intangible assets. Amounts reflected herein as of December 31, 2007 represent the restated financial information rather than financial information included in previously reported financial information.

The following summarizes the effect of these adjustments on the previously reported stockholders’ deficit:

	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2007 - As Reported	73,160	$2,446,061	$76,725	$(16,983,890)	$(14,461,104)

To defer revenue recognition	-	-	-	(2,158,617)	(2,158,617)
To defer cost of revenues	-	-	-	967,145	967,145
To accrue salary costs	-	-	-	(261,299)	(261,299)
To accrue other costs	-	-	-	(89,931)	(89,931)
To amortize intangible assets	-	-	-	(651,136)	(651,136)

Balance - December 31, 2007 - Restated	73,160	$2,446,061	$76,725	$(19,177,728)	$(16,654,942)

Estimates

These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") which require management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Cash

The Company maintains cash balances at various banks located in Eastern Kentucky. In the normal course of business, the Company may have deposits that exceed the FDIC insured balance. The Company has not experienced any losses in such accounts and it is not exposed to any significant credit risk on cash.

Accounts Receivable

Accounts receivable are shown net of an allowance for doubtful accounts. The Company's management has established an allowance for doubtful accounts sufficient to cover probable and reasonably estimable losses. The allowance for doubtful accounts considers a number of factors, including collection experience, current economic trends, estimates of forecasted write-offs, aging of the accounts receivable portfolios, industry norms, regulatory decisions and other factors. Accounts are written off after use of a collection agency is deemed to be no longer useful.  Management’s policy is to reserve 90% of all accounts that are 90-days past due for telephone subscribers.  The accounts are written off when they are sent to the collection agency.

Inventories

Inventories are valued at the lower of cost (first-in, first-out method) or market and consist of pagers, telephone system equipment and supplies.

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note B - Summary of Significant Accounting Policies - Continued

Impairment of Long-Lived and Intangible Assets

Long-lived and intangible assets are evaluated for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net cash flow the asset is expected to generate. If an asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value

Revenue Recognition

Telecommunications services income, such as usage revenue or non-recurring items, are recognized in the period in which services are performed. Any charge that is billed in advance is deferred until the services are performed.

Certain equipment is sold at a discount when bundled with a long-term internet service contract.  The Company recognizes the equipment revenue and associated costs when title has passed and the equipment has been accepted by the customer.

Cost of revenue represents primarily the direct costs associated with the cost of transmitting and terminating traffic on other carriers’ facilities.

The Financial Accounting Standards Board (“FASB”) ratified an accounting standard which became effective on January 1, 2007 and provides guidance related to how taxes collected from customers and remitted to governmental authorities should be presented in the income statement. The guidance states that if taxes are reported on a gross basis (included as revenue) a company should disclose those amounts, if significant. The Company does not include excise and other sales related taxes in its revenues.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over its estimated useful life.  Maintenance and minor repairs are charged to operations when incurred. When assets are retired or sold, the costs and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in current operations.

The estimated useful lives for depreciation are:

Building	30 - 40 years
Auto and trucks	5 years
Office furniture and fixtures	5 – 10 years
Equipment	5 years
Software	5 years

Leasehold improvements are depreciated over the shorter of the life of the lease or the useful life of the asset.

Internally developed software

The Company capitalizes certain costs incurred in connection with developing or obtaining internal use software. Unamortized capitalized software development costs of approximately $268,000 and $263,000 represent software in service which is being amortized over its estimated useful life and is being carried in property and equipment in the balance sheet as of December 31, 2009 and 2008, respectively.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was $95,982 and $240,607 for the years ended December 31, 2009 and 2008, respectively.

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note B - Summary of Significant Accounting Policies - Continued

Income Taxes

The Company recognizes deferred tax assets and liabilities on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Effective January 1, 2009, the Company adopted accounting guidance which clarifies the accounting for uncertainty in income taxes recognized in the Company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also provides direction on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The adoption of these provisions did not have a material impact on the Company’s financial position and results of operations.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2009.  The tax years ended December 31, 2008, 2007 and 2006 remain subject to examination for federal, state and local income tax purposes as of December 31, 2009.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as selling, general and administrative expenses.

Stock Option Plan

The Company recognizes employee compensation costs in the financial statements for all share-based payments based on the grant date fair value. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.

Subsequent Events

The Company evaluated events that occurred after the balance sheet date but before the financial statements were issued on October 7, 2010. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

New Accounting Pronouncements

In June 2009, FASB issued new accounting guidance that established the FASB Accounting Standards Codification, (“Codification” or “ASC”) as the single source of authoritative GAAP to be applied by nongovernmental entities, except for the rules and interpretive releases of the SEC under authority of federal securities laws, which are sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. This new guidance became effective for interim and annual periods ending after September 15, 2009. Other than the manner in which new accounting guidance is referenced, the adoption of these changes did not have a material impact on the Company’s financial statements.

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note B - Summary of Significant Accounting Policies - Continued

New Accounting Pronouncements - Continued

In May 2009, the FASB issued new accounting guidance, under ASC Topic 855 on Subsequent Events, which sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. This guidance was effective for interim and annual periods ending after June 15, 2009. Adoption of this guidance did not have a material impact on the Company’s financial statements

In August 2009, the FASB issued new accounting guidance, under ASC Topic 820 on Fair Value Measurements and Disclosures, on the measurement of liabilities at fair value. The guidance provides clarification that in circumstances in which a quoted market price in an active market for an identical liability is not available, an entity is required to measure fair value using a valuation technique that uses the quoted price of an identical liability when traded as an asset or, if unavailable, quoted prices for similar liabilities or similar assets when traded as assets. If none of this information is available, an entity should use a valuation technique in accordance with existing fair valuation principles. Adoption of this guidance did not have a material impact on the Company’s financial statements

In October 2009, the FASB issued new accounting guidance, under ASC Topic 605 on Revenue Recognition, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products and services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of deliverables, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. This guidance was effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In January 2010, the FASB issued new accounting guidance, under ASC Topic 820 on Fair Value Measurements and Disclosures. The guidance requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement. The guidance now requires a reporting entity to use judgment in determining the appropriate classes of assets and liabilities and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. The guidance is effective for interim and annual reporting periods beginning after December 15, 2009. As this standard relates specifically to disclosures, the adoption did not have a material impact on the Company’s financial statements.

In March 2010, the FASB issued new accounting guidance, under ASC Topic 605 on Revenue Recognition.  This standard provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved.  Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement.  To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement.  No bifurcation of an individual milestone is allowed and there can be more than one milestone in an arrangement.  The standard is effective for interim and annual periods beginning on or after June 15, 2010. The Company is currently evaluating the impact the adoption of this guidance will have on its financial statements.

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note B - Summary of Significant Accounting Policies - Continued

New Accounting Pronouncements - Continued

In July 2010, the FASB issued new accounting guidance, under ASC Topic 310 on Receivables, which requires an entity to enhance the disclosures about the credit quality of its financing receivables and the related allowance for credit losses. As a result of these amendments, an entity is required to disaggregate by portfolio segment or class certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses. The disclosures as of the end of a reporting period are effective for interim and annual reporting periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The Company is currently evaluating the impact the adoption of this guidance will have on its financial statements.

Note C - Chapter 11 Reorganization

On September 28, 2009, the Company filed a voluntary petition for reorganization under Chapter 11 of the federal bankruptcy laws ("Bankruptcy Code" or "Chapter 11") in the United States Bankruptcy Court for the Eastern District of Kentucky.

As a result of federal regulatory changes enacted by the Federal Communications Commission (“FCC”) in early 2005, AT&T announced that it would stop accepting certain orders from Kentucky’s competitive local exchange carriers (“CLEC’s”), including but not limited to SouthEast Telephone, Inc. for certain network elements, effective in March, 2005. Following negotiation efforts with AT&T, the Company and AT&T were involved, from 2005 through current, in protracted litigation and multiple proceedings in both the United States District Courts and before the Kentucky Public Service Commission (“PSC”) regarding the availability and pricing of certain network elements and other issues. Certain portions of the disputes are in appeal to the Sixth Circuit of Appeals, and certain disputes remain pending in the U.S. District Court. There is also a pending Kentucky PSC administrative action. In light of the Bankruptcy proceeding, the Company and the vendor jointly moved the United States Court of Appeals for the 6th Circuit to stay the appeal, and the case remains in abeyance.

AT&T and the Company have engaged in extensive business negotiations to attempt to resolve their differences but have been unable to do so. Due in part to AT&T collection efforts and the continuing disputes with AT&T which affect ongoing billing, the resolution of which are critical to the Company’s affairs, the Company sought to reorganize its business under Chapter 11 of the Bankruptcy Code, in order to restructure debts while reorganizing as a going concern.

As a result of the filing of the voluntary petition for reorganization, liabilities in the amount of $24,517,893 as of December 31, 2009, as set forth below, are subject to compromise under a plan of liquidation.

Notes payable - unsecured	$6,508
Accounts payable	8,866,554
AT&T Dispute	15,644,831

Total liabilities subject to compromise	$24,517,893

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note C - Chapter 11 Reorganization - Continued

The ability of the Company's business to continue as a going concern is predicated upon numerous issues, including its ability to achieve the following:

a)	having the Plan become effective in a timely manner,

b)
being able to successfully implement its business plans and otherwise offset the negative effects that the Chapter 11 filing has had on its business, including the loss in customer traffic and the impairment of vendor relations; and

c)	attracting, motivating and/or retaining key executives, agents and associates.

These challenges are in addition to those operational and competitive challenges faced by the Company in connection with its business as a telecommunications broker.

Bankruptcy Process

As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without Court approval. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Company may not be enforced. In addition, under the Bankruptcy Code, the Company may assume or reject executor contracts, including lease obligations. Parties affected by these rejections may file claims with the Court in accordance with the reorganization process. Absent an order of the Court, substantially all pre-petition liabilities are subject to settlement under a plan of reorganization to be voted upon by creditors and equity holders and approved by the Court.  These claims are reflected in the December 31, 2009 balance sheet as liabilities subject to compromise.

The actual ultimate aggregate amount of allowed claims in certain classes and the ultimate amount of assets available for distribution may differ significantly from the plan estimates. Accordingly, the amount of the distributions that will ultimately be received by any particular holder of an allowed claim may be adversely affected by the aggregate amount of all claims ultimately allowed. Consequently, distributions to holders of allowed claims may be delayed until all disputed claims have been resolved and all actions seeking to recover avoidable transfers made by the Company and other litigation of the Company are completed. See Note P for subsequent reorganization developments.

Note D - Property and Equipment

At December 31, 2009 and 2008, property and equipment consist of:

	December 31,
	2009	2008

Buildings and leasehold improvements	$1,849,440	$1,778,005
Equipment	5,099,365	5,459,112
Software	803,089	679,742
Office furniture and fixtures	1,516,966	1,908,177
Vehicles	475,661	461,195
Total depreciable property and equipment	9,744,521	10,286,231
Less: accumulated depreciation and amortization	(3,671,301)	(4,041,693)
Net depreciable property and equipment	6,073,220	6,244,538
Land	271,067	271,067
Construction in progress	119,854	213,172
Net property and equipment	$6,464,141	$6,728,777

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note E - Income Taxes

The Company files income tax returns in U.S. federal and various state and local jurisdictions. The effective income tax rate for 2009 and 2008 differs from the statutory rates applicable to the Company, primarily because of the current year change in the valuation allowance for deferred tax assets.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	As of December 31,
	2009	2008

Tax provision (benefit) at federal statutory rate	34.0%	(34.0%)
State income taxes, net of federal benefit	4.0	(4.0)
Permanent differences	4.1	2.5
Change in valuation allowance	(42.1)	35.5
Effective income tax rate	0.0%	0.0%

The components of income tax provision (benefit) for the years ended December 31, 2009 and 2008 are as follows:

	Years Ended December 31,
	2009	2008
Current tax expense (benefit):
Federal	$-	$-
State	-	-
Total current tax expense (benefit)	-	-

Deferred tax expense (benefit):
Federal	330,977	(1,125,852)
State	44,539	(134,030)
Valuation allowance	(375,516)	1,259,882
Total deferred tax expense (benefit)	-	-
Total provision	$-	$-

Deferred income taxes reflect temporary differences in the recognition of revenue and expense for tax reporting and financial statement purposes. Temporary differences that give rise to a significant portion of deferred tax assets and liabilities at December 31, 2009 and 2008 are approximately as follows:

	December 31,
	2009	2008
Deferred taxes:

Federal net operating loss carryforwards	$8,410,525	$8,615,058
State net operating loss carryforwards	941,152	973,135
Allowance for uncollectible receivables	233,512	240,314
Minimum tax carryforward credits	12,801	12,801
Excess of tax over book basis of
intangible asset	160,577	204,578

Total gross deferred tax assets	9,758,567	10,045,886

Excess of book over tax basis of
property and equipment	(762,276)	(674,079)
Net deferred tax asset before valuation allowance	8,996,291	9,371,807
Less: Valuation allowance	(8,996,291)	(9,371,807)

Net deferred tax asset	$-	$-

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note E - Income Taxes – Continued

As of December 31, 2009, the Company has approximately $24,700,000 and $23,800,000 of federal and state net operating loss carryforwards which expire between 2018 and 2028, respectively. As of December 31, 2008, the Company has approximately $25,300,000 and $24,600,000 of federal and state net operating loss carryforwards which expire between 2018 and 2028, respectively. The net operating loss carryforwards may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on this assessment, management has recorded a valuation allowance against the amount of deferred tax assets which cannot be supported through the reversal of deferred tax liabilities, since it is more likely than not that this portion of deferred tax assets will not be realized. The decrease in valuation allowance at December 31, 2009 was approximately $376,000 and the increase in valuation allowance at December 31, 2008 was approximately $1,260,000.

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note F - Notes Payable

Notes payable consist of the following:

	December 31,
	2009	2008

Line of credit with a bank was increased to $3,500,000 in 2008. Monthly interest payments are required with interest set at prime rate plus 1.00% (4.25% at December 31, 2009 and 2008). This line of credit is collateralized by accounts receivable and guaranteed by investor. On December 5, 2008, the lender negotiated a change in terms of the line of credit as follows:	$2,336,712	$2,905,508

1) The maturity date of the note was extended to June 15, 2014.

2) The revolving credit feature in the note was terminated.

3) The payment schedule was amended beginning December 15, 2008 and continuing monthly until June 15, 2014 with $50,000 monthly payments including interest at prime plus 1.00% (4.25% at December 31, 2009 and 2008) with a 5.00% floor. In April 2009, the agreement was amended to $55,000 monthly installments until May 2010 and then increasing by $15,000 monthly to be applied directly to principal, resulting in an early payoff of the note.

4) All CABS backbill receivables collections are required to be paid directly on the principal of the note.

5) All remaining unencumbered assets of the Company are pledged as collateral on this note.

Note payable to a bank, due in monthly installments of $11,873 including interest at prime plus 1.00% (4.25% at December 31, 2009 and 2008), collateralized by fiber and equipment with a net book value of $1,149,942. Final payment is due November 2012.	384,625	505,080

Note payable to a bank, due in monthly installments of $5,860, including interest at prime plus 1.00% (4.25% at December 31, 2009 and 2008), collateralized by equipment with a net book value of $201,295 and 20,000 shares of class A Company stock. Final payment is due December 2011.	158,464	220,138

Note payable to a bank, due in monthly installments of $928, including interest at prime plus 1.00% (4.25% at December 31, 2009 and 2008), collateralized by real property with a net book value of $142,035. Final payment is due October 2024.	122,207	127,635

Note payable to a bank, due in monthly installments of $22,747, including interest at prime plus 1.00% (4.25% at December 31, 2009 and 2008), collateralized by equipment with a net book value of $160,324 and 20,000 shares of Class A common stock. Final payment is due April 2010.	89,835	353,098

Note payable to a bank, due in monthly installments of $1,393, including interest at 6.99%, collateralized by real property with a net book value of $140,276. Final payment is due August 2015.	83,040	88,861

Note payable to bank, due in monthly installments of $1,556, including interest at prime plus 2.00% (5.25% at December 31, 2009 and 2008), collateralized by the right to lease certain property. Final payment is due October 2013.	59,627	76,207

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note F - Notes Payable – Continued

	December 31,
	2009	2008

Note payable to a bank, due in monthly installments of $678, including interest at prime plus 1.00% (4.25% at December 31, 2009 and 2008), collateralized by land with a net book value of $76,942. Final payment is due January 2014.	36,985	43,412

Note payable to bank, due in monthly installments of $1,419, including interest at a fixed rate of 8.75%, collateralized by vehicles with a net book value of $29,100. Final payment is due June 2011.	23,831	38,107

Note payable to a bank, due in monthly installments of $767, including interest at 8.75%, collateralized by a vehicle with a net book value of $21,725. Final payment is due September 2012.	22,463	29,320

Note payable to a bank, due in monthly installments of $1,324, including interest at a fixed rate of 8.75%, collateralized by vehicles with a net book value of $27,034. Final payment is due April 2011.	19,995	33,428

Note payable to bank, due in monthly installments of $1,091, including interest at 8.75%, collateralized by vehicles with a net book value of $22,248. Final payment is due April 2011.	16,386	27,540

Note payable to a bank, due in monthly installments of $373, including interest at a fixed rate of 8.75%, collateralized by a vehicle with a net book value of $9,250. Final payment is due in January 2012.	8,509	12,071

Note payable to former shareholder, due in monthly installments of $1,705, including interest at 8.25%, collateralized by equipment with a net book value of $42,818. Final payment is due March 2010.	6,703	24,203

Note payable to a bank, due in monthly installments of $701, including interest at a fixed rate of 9.75%, collateralized by vehicles with a net book value of $10,660. Final payment is due October 2010.	6,676	14,073

Note payable to a bank, due in monthly installments of $341, including interest at 8.75%, collateralized by a vehicle with a net book value of $10,243. Final payment is due September 2011.	6,638	9,982

Note payable to a bank, due in monthly installments of $274, including interest at 8.75%, collateralized by a vehicle with a net book value of $6,571. Final payment is due December 2011.	6,025	8,643

Note payable to a bank, due in monthly installments of $370, including interest at 9.75%, collateralized by a vehicle with a net book value of $6,564. Final payment is due March 2011.	5,225	8,942

Note payable to a bank, due in monthly installments of $193, including interest at prime plus 1.00% (4.25% at December 31, 2009 and 2008). Final payment is due September 2011. The December 31, 2009 unsecured outstanding balance of $4,425 was reclassified to liabilities subject to compromise.	-	5,987

Note payable to a bank, due in monthly installments of $319, including interest at a fixed rate of 9.75%, collateralized by a vehicle with a book value of $4,583. Final payment is due October 2010.	3,034	6,398

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note F - Notes Payable - Continued

	December 31,
	2009	2008

Note payable to the Mountain Association for Community Economic Development, due in monthly installments of $694, interest‑free, collateralized by business inventory and guaranteed by the Company's President. Proceeds are to be used to assist in the training of Company employees. Final payment is due December 2009. The December 31, 2009 unsecured outstanding balance of $2,083 was reclassified to liabilities subject to compromise.	-	8,333

Note Payable to a bank, due in monthly installments of $512, including interest at 9.75%, collateralized by a vehicle with a book value of $6,967 which was traded in March 2009. Final payment was made February 2009.	-	1,512
	3,396,980	4,548,478
Less: current portion	(1,074,741)	(1,094,741)

	$2,322,239	$3,453,737

The carrying value of the notes payable approximate fair value, as would be determined by comparison to rates currently available for obligations with similar terms and maturities, because most have variable interest rates.

Future maturities of long-term debt are as follows:

2010	$1,074,741
2011	1,065,056
2012	963,802
2013	153,583
2014	29,433
Thereafter	110,365

$3,396,980

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note G - Capital Lease Obligations

The Company has leased a building and equipment under the provisions of long-term capital leases. As of December 31, 2009 and 2008, the leased property under capital leases has a cost of $3,057,132 and $3,057,132, accumulated amortization of $1,081,212 and $727,885 and a net book value of $1,975,920 and $2,329,247, respectively. Amortization of the leased property is included in depreciation expense.

Capital lease obligations at December 31, 2009 consist of the following:

2010	$704,131
2011	534,272
2012	355,448
2013	194,702
2014	146,914
Thereafter	752,458

Total minimum lease payments	2,687,925
Less: Amount representing interest	(712,005)

Present value of net minimum lease payments	$1,975,920

Current portion	$501,310
Long‑term portion	1,474,610

$1,975,920

Note H - Retirement Obligations

The Company has a deferred compensation 401(k) plan for eligible employees. Employees may elect to defer up to 15% or the maximum annual deferral allowed of their salary. The Company may make discretionary matching contributions. During the years ended December 31, 2009 and 2008, the Company made no matching contributions.

Note I - Lease Commitments

The Company leases a facility from an entity wholly-owned by a Director of SouthEast on a month to month lease. Rent expense was $24,300 and $33,600 for the years ended December 31, 2009 and 2008, respectively. The Company also leases equipment from a non-immediate family relative of a Director of SouthEast. Rent expense was $1,390 and $4,893 for the years ended December 31, 2009 and 2008, respectively (See Note L).

The Company leases land and equipment under non-cancelable leases from non-related parties which expire at various times through 2014. Rent expense was $104,781 and $96,085 for the years ended December 31, 2009 and 2008, respectively.

The following is a schedule by years of future minimum payments for the non-cancelable operating leases described above as of December 31, 2009.

2010	$112,722
2011	108,137
2012	74,297
2013	39,016
2014	4,387

$338,559

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note J - Stock Option Plan

The Company approved a stock option plan (the “Plan”) in June 2000 which covers certain key management personnel (the “Plan”). Options to purchase shares of the Company's common stock are granted at a price to be determined by a committee of the Board of Directors. Options may not be exercised more than ten years after the date of the grant. The Company recorded no stock-based compensation expense during the years ended December 31, 2009 and 2008.

A summary of the status of the options issued under the Plan during the years ended December 31, 2009 and 2008 is presented below:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual
	Number of	Exercise	Term
	Options	Price	(Years)
Balance, December 31, 2007	725	$1.00
Granted	-	-
Exercised	-	-
Forfeited	-	-
Balance, December 31, 2008	725	1.00
Granted	-	-
Exercised	(75)	1.00
Forfeited	-	-
Balance, December 31, 2009	650	$1.00	2.5

Exercisable, December 31, 2009	650	$1.00	2.5

The intrinsic value of the outstanding and exercisable shares as of December 31, 2009 was immaterial.

The following table presents information related to stock options at December 31, 2009:

Options Outstanding		Options Exercisable
		Weighted
		Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Options	In Years	Options
$1.00	650	2.5	650
	650	2.5	650

Note K - Stockholders' Equity

As of December 31, 2009 and 2008:

Class A common shares, no par value:
Authorized shares	25,000
Issued and outstanding shares	25,000

Class B common shares, no par value:
Authorized shares	125,000
Issued and outstanding shares	48,235

Class A and Class B shareholders have identical rights and are both entitled to one vote per share.

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note L - Related Party Transactions

The Company regularly enters into business transactions with stockholders of the Company and affiliated companies. These transactions are in the form of rents, sales and purchases of services, borrowing and related interest payments, and management services.

The Company leases a facility and pays commissions to an entity wholly-owned by a Director of SouthEast. The following table shows the related party balances associated with the aforementioned entity:

	As of December 31,
	2009	2008

Accounts receivable	$16,986	$470
Accounts payable and accrued liabilities	120,860	121,041
Obligations under capital lease	181,033	-

	For the Years Ended
	December 31,
	2009	2008

Revenues	$5,741	$5,916
Commission expense	484,685	398,755
Selling, general and administrative expenses	33,458	87,209
Interest expense	10,944	-

The Company also has other immaterial transactions with other related parties which, in conjunction with the above items, are included in the related party balances in the financial statements.

Note M – Supplier Concentrations

The Company acquired approximately 51% and 13% during the year end December 31, 2009 from two suppliers and 57% and 15% during the year ended December 31, 2008 from the same two suppliers, of the telecommunications services used in its operations. Although there are other suppliers of this service, a change in suppliers could have an adverse effect on the business which could ultimately affect operating results.

Note N – Other Income

On October 1, 2008, SouthEast and the Commonwealth of Kentucky entered into a settlement agreement resulting in the refund of $881,655 of sales and use taxes previously paid related to communication services for the calendar years of 2002 through 2005.

Note O - Commitments and Contingencies

In the normal course of business, there are outstanding various commitments and contingent liabilities, such as legal claims. The Company does not anticipate any material losses from such claims.

On July 2, 2009, the United States District Court issued an Order in a case where AT&T asserted a claim against the Company pertaining to a service rate dispute that began in May of 2005. The District Court issued the ruling for damages in favor of the vendor. The amount of damages ordered was $15,644,831. On July 31, 2009, the Company filed a Notice of Appeal to the United States Court of Appeals for the 6th Circuit from the July 2, 2009 Judgment. In 2009, AT&T provided the Company notice that it would begin collection efforts on past due accounts payable, a portion of which is being disputed by the Company. AT&T's collection efforts could include disconnection of the Company's ordering systems and/or initiation of proceedings at the Kentucky Public Service Commission for termination of all services to the Company. On September 28, 2009, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code and began operating its business as a Debtor in Possession pursuant to 11 USC 1107 (a) and 1108. In light of the Bankruptcy proceeding, the Company and the vendor jointly moved the United States Court of Appeals for the 6th Circuit to stay the appeal, and the case remains in abeyance. See Note P for the current status of the AT&T litigation.

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note O - Commitments and Contingencies - Continued

AT&T has been disputing the billing credit rates resulting from a Kentucky Public Service Commission ruling involving the way certain network elements should be provisioned, as well as the proper billing rate associated with the conversion of these network elements. Based on an August 2, 2010 agreement between AT&T, SouthEast and Lightyear, there is no longer a dispute as to the historical billing rates. See Note P for additional details.

The Company's contractual relationship with its agents is governed by agent agreements. The structure of the Company's relationship with its agents may, under certain circumstances, be deemed to create a franchiser/franchisee relationship. The Company believes it has taken appropriate steps to assure that its agent relationships comply with applicable state and federal laws. However, there can be no assurance that state and federal regulatory authorities or individual agents will not raise material issues with regard to the Company's prior compliance with applicable state and federal laws and that such matters will not have a material adverse effect on the Company's financial position or results of operations.

Note P - Subsequent Events

Asset Purchase Agreement and Plan of Reorganization

On June 30, 2010, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Lightyear Network Solutions, Inc. (“Lightyear”), a Kentucky corporation, and its wholly-owned subsidiary, SE Acquisitions, LLC (“SEA”), a Kentucky limited liability company.

Pursuant to the Agreement, the Company has agreed to sell to SEA substantially all of its real property, intellectual property, tangible assets, and selected vendor contracts used in the conduct of business and SEA will also assume certain post-closing liabilities related to the purchase of the Company’s assets.  Certain liabilities will be retained by the Company.  In consideration of the assets being sold, SEA will pay: (i) up to $560,000 in cash to the Company for administrative and priority expenses; (ii) $4,000 in cash to each of the employees not being offered employment with Lightyear; and, (iii) an aggregate of 200,000 shares of Lightyear common stock to the Company’s equity holders.

SouthEast Telephone, Inc.
(Debtor–in–Possession)
Notes to Financial Statements

Note P - Subsequent Events – Continued

Asset Purchase Agreement and Plan of Reorganization – Continued

On August 16, 2010, the United States Bankruptcy Court for the Eastern District of Kentucky entered a Stipulation and Agreed Order Between Debtor, AT&T and Lightyear, whereby (1) AT&T agreed to the post-closing assumption and assignment of the AT&T contracts by Lightyear; (2) Lightyear assumes only the post-closing liabilities arising under the AT&T contracts and specifically does not assume various AT&T Claims; (3) in settlement of all pre-petition AT&T claims, $361,536 of SouthEast’s $661,536 deposit with AT&T will be released to AT&T and commencing on the fourth month after the final closing date, Lightyear shall pay to AT&T $55,245 on the fifteenth day of each month for a period of ten consecutive month for a total of $552,452; (4) Lightyear will deposit with AT&T $100,000 on the fifteenth day of each month for a period of three consecutive months after the final closing date, such that the aggregate deposit will become $600,000; (5) the AT&T claim shall be deemed permanently fixed stipulated and allowed as a general unsecured claim against SouthEast in the amount of $23,688,572, but AT&T waives its right to receive a distribution as a claimant, provided that a majority of claimants vote to accept the plan and Windstream similarly agrees to waive its right to receive a distribution on its claim; (6) Lightyear is obligated to make weekly $280,000 prepayments toward its obligation under the AT&T contracts which will be reconciled and adjusted by both AT&T and Lightyear by the 15th of the following month; and (7) AT&T and SouthEast agree to voluntarily dismiss all of the AT&T litigation with prejudice with each party bearing its own costs and expenses, with the exception of  one action that will be prosecuted by AT&T through conclusion, but the parties agree that AT&T shall waive any back-due fees arising under the action and will only charge Lightyear the rates allowed under the action on a going forward basis.

On August 16, 2010, the United States Bankruptcy Court for the Eastern District of Kentucky entered a Stipulation and Agreed Order Between Debtor, Windstream and Lightyear, whereby (1) Windstream agreed to the post-closing assumption and assignment of the Windstream contracts by Lightyear; (2) Lightyear assumes only the post-closing liabilities arising under the Windstream contracts and specifically does not assume various Windstream Claims; (3) in settlement of all pre-petition Windstream claims, $61,000 of SouthEast’s $146,000 deposit with Windstream will be released to Windstream and commencing on the first month after the final closing date, Lightyear shall pay to Windstream $9,800 on the fifteenth day of each month for a period of five consecutive months for a total of $49,000; and (4) the Windstream claim shall be deemed permanently fixed stipulated and allowed as a general unsecured claim against SouthEast in the amount of $222,862, but Windstream waives its right to receive a distribution as a claimant.

On August 16, 2010, the United States Bankruptcy Court for the Eastern District of Kentucky entered a Stipulation and Agreed Order Between Debtor, Qwest Communications Company (“Qwest”) and Lightyear, whereby (1) Qwest agreed to the post-closing assumption and assignment of the Qwest contracts by Lightyear; (2) Lightyear assumes only the post-closing liabilities arising under the Qwest contracts and specifically does not assume various Qwest Claims; and (3) the Qwest claim shall be deemed permanently fixed stipulated and allowed as a general unsecured claim against SouthEast in the amount of $1,616,600, but Qwest waives its right to receive a distribution as a claimant.

On August 16, 2010, the United States Bankruptcy Court for the Eastern District of Kentucky entered a Stipulation and Agreed Order Between Debtor, two additional vendors and Lightyear, whereby (1) the vendor contracts were deemed rejected; and (2) the vendors were permitted to retain their aggregate deposits of $110,009.

On August 16, 2010 the United States Bankruptcy Court for the Eastern District of Kentucky entered a Confirmation Order approving the sale of substantially all of the assets of the Company to SEA.

On September 24, 2010, the Federal Communications Commission (“FCC”) granted a sixty day Special Temporary Authority (“STA”) permitting the parties to close the transaction on or about October 1, 2010 to sell substantially all of the assets of SouthEast to SEA.  The STA does not prejudice a specific action by the FCC on the underlying application to approve the transfer of substantially all of SouthEast’s assets to SEA and the closing is subject to cancellation or modification upon notice from the FCC after it completes its processing of the transfer application.

On October 1, 2010, the Company closed the transaction to sell substantially all of the assets of the Company to SEA.